Exhibit 21

Subsidiaries of the Companies

Tonkin Springs Gold Mining Company, a Nevada corporation

U.S. Environmental Corporation, a Nevada corporation

International Copper ULC, an Alberta corporation

McEwen Mining Alberta ULC, an Alberta corporation

McEwen Mining - Minera Andes Acquisition Corporation, an Alberta corporation

Minera Andes Inc., an Alberta corporation

Tonkin Springs LLC, a Nevada limited liability company

Tonkin Springs Venture Limited Partnership, a Nevada limited partnership

Pangea Resources, Inc., an Arizona corporation

Compania Minera Pangea S.A. de C.V., a Mexican corporation

Oro de Soltula S.A. de C.V., a Mexican corporation

Nevada Pacific Gold (US) Inc., a Nevada corporation

White Knight Gold (US) Inc., a Delaware corporation

WKGUS LLC, a Nevada limited liability company

Golden Pick LLC, a Nevada limited liability company

NPGUS LLC, a Nevada limited liability company

Ticup LLC, a Nevada limited liability company

International Copper Mining Inc., a Cayman corporation

Los Azules Mining Inc., a Cayman corporation

San Juan Copper Inc., a Cayman corporation

Minera Andes Mining Inc., a Cayman corporation

Minera Andes Santa Cruz Inc., a Cayman corporation

Latin America Exploration Inc., a Cayman corporation

Minera Andes Gold Inc., a Cayman corporation

Andes Corporacion Minera S.A., an Argentinean corporation

Las Yaretas S.A., an Argentinean corporation

Minera Andes S.A., an Argentinean corporation

Minera Santa Cruz S.A., an Argentinean corporation

Minandes S.A., an Argentinean corporation